EXHIBIT 99.B14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 17, 2007, with respect to the consolidated financial statements of Liberty Life Assurance Company of Boston, and April 25, 2007, with respect to the financial statements of LLAC Variable Account, in Post-Effective Amendment No. 12 to the Registration Statement (Form N-6 No. 333-065957) and related Prospectus of LLAC Variable Account.

Boston, Massachusetts
April 30, 2007